As filed with the Securities and Exchange Commission on May 11, 2015.
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
POST HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Missouri	45-3355106
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer incorporation or organization)
_____________________
2503 S. Hanley Road
St. Louis, MO 63144
(314) 644-7600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_____________________
Diedre J. Gray
Senior Vice President, General Counsel
and Administration, Secretary
Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, MO 63144
Telephone: (314) 644-7600
Fax: (314) 646-3367
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies To:
Tom W. Zook
Lewis Rice LLC
600 Washington, Suite 2500
St. Louis, MO 63101
Tel: (314) 444-7600
Fax: (314) 612-7671
_____________________
Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed in register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $.01 per share

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also relates to such additional shares as may be issuable as a result of certain adjustments, including, without limitation, stock dividends and stock splits.

(2)	The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee.

PROSPECTUS
Post Holdings, Inc.

Common Stock
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The selling shareholders to be named in a prospectus supplement may offer and sell shares of common stock of Post Holdings, Inc. from time to time in amounts, at prices and on terms that will be determined at the time of the offering.
Each time shares of common stock are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement identifying the selling shareholders and describing the method and terms of the offering.
We will not receive any proceeds from the sale of the shares of common stock pursuant to this prospectus or any related prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you make your investment decision.
Our common stock is listed on the New York Stock Exchange and trades under the symbol “POST.” On May 8, 2015, the last reported sale price of our common stock on the New York Stock Exchange was $49.89 per share.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.
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The date of this prospectus is May 11, 2015.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. Under this shelf registration process, selling shareholders over time may offer and sell our common stock in one or more offerings or resales. This prospectus provides you with a general description of the common stock selling shareholders may offer. Each time selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the selling shareholder and the terms of that offering. The prospectus supplement and any free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.
If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor any selling shareholder has authorized any other person to provide you with different information. Neither we nor any selling shareholders will make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Except as otherwise indicated or unless the context otherwise requires, all references to “we,” “our,” “us,” “Post” or the “Company” refer to Post Holdings, Inc., a Missouri corporation, together with its consolidated subsidiaries. References in this prospectus to “Ralcorp” refer to Ralcorp Holdings, Inc. and its consolidated subsidiaries (other than Post). On January 29, 2013, Ralcorp was acquired by ConAgra Foods, Inc. by means of the merger of a wholly-owned subsidiary of ConAgra Foods, Inc. into Ralcorp and as a result Ralcorp is now a wholly-owned subsidiary of ConAgra Foods, Inc. References in this prospectus to the “separation” refer to the separation of Post from Ralcorp on February 3, 2012. “Post cereals business” refers to the branded ready-to-eat cereals business of Post or, if prior to the separation, of Ralcorp. All references to “we,” “our,” “us,” “Post” or the “Company” in the context of historical results prior to the separation refer to the Post cereals business. Unless we have indicated otherwise or the context so requires, references in this offering memorandum to “$” or “dollars” are to the lawful currency of the United States.

FORWARD-LOOKING STATEMENTS
Forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, are made throughout this prospectus. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “expect,” “project,” “estimate,” “anticipate,” “aim,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this prospectus. Our results of operations and financial condition may differ materially from those in the forward-looking statements. Such statements are based on management’s current views and assumptions, and involve risks and uncertainties that could affect expected results. Those risks and uncertainties include but are not limited to the following:

•	our ability to realize the synergies contemplated by the acquisition of MOM Brands;

•	our ability to promptly and effectively integrate the MOM Brands business;

•	our high leverage and substantial debt, including covenants that restrict the operation of our business;

•	our ability to service our outstanding debt or obtain additional financing, including both secured and unsecured debt;

•	the recent avian influenza outbreak in the U.S. Midwest;

•	our ability to continue to compete in our product markets and our ability to retain our market position;

•	our ability to identify and complete acquisitions, manage our growth and integrate acquisitions;

•	changes in our cost structure, management, financing and business operations;

•	significant volatility in the costs of certain raw materials, commodities, packaging or energy used to manufacture our products;

•	our ability to maintain competitive pricing, introduce new products or successfully manage our costs;

•	our ability to successfully implement business strategies to reduce costs;

•	impairment in the carrying value of goodwill or other intangibles;

•	the loss or bankruptcy of a significant customer;

•	allegations that our products cause injury or illness, product recalls and product liability claims and other litigation;

•	our ability to anticipate and respond to changes in consumer preferences and trends;

•	changes in economic conditions and consumer demand for our products;

•	disruptions in the U.S. and global capital and credit markets;

•	labor strikes, work stoppages or unionization efforts;

•	legal and regulatory factors, including advertising and labeling laws, changes in food safety and laws and regulations governing animal feeding operations;

•	our ability to comply with increased regulatory scrutiny related to certain of our products and/or international sales;

•	the ultimate impact litigation may have on us, including the lawsuit (to which Michael Foods is a party) alleging violations of federal and state antitrust laws in the egg industry;

•	our reliance on third party manufacturers for certain of our products;

•	disruptions or inefficiencies in supply chain;

•	our ability to recognize the expected benefits of the closing of our Modesto, California and Boise, Idaho manufacturing facilities;

•	fluctuations in foreign currency exchange rates;

•	consolidations in the retail grocery and foodservice industries;

•	change in estimates in critical accounting judgments and changes to or new laws and regulations affecting our business;

•	losses or increased funding and expenses related to our qualified pension plans;

•	loss of key employees;

•	our ability to protect our intellectual property;

•	changes in weather conditions, natural disasters, disease outbreaks and other events beyond our control;

•	our ability to successfully operate our international operations in compliance with applicable laws and regulations;

•	our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including with respect to acquired businesses;

•	business disruptions caused by information technology failures and/or technology hacking; and

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other risks and uncertainties included under “Risk Factors” in this prospectus and those included in our Annual Report on Form 10-K filed with the SEC on November 28, 2014 and our Quarterly Report on Form 10-Q filed with the SEC on February 6, 2015.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus and those included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2014, which are filed with the SEC and incorporated by reference in this prospectus, to conform these statements to actual results or to changes in our expectations.
INDUSTRY AND MARKET DATA
This prospectus and the documents incorporated by reference herein include industry and trade association data, forecasts and information that we have prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources available to us. Some data also are based on our good faith estimates, which are derived from management’s knowledge of the industry and from independent sources. These third-party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable, but that the publications and surveys can give no assurance as to the accuracy or completeness of such information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions on which such data are based. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources and we cannot guarantee its accuracy or completeness. Market share data is based on information from Nielsen and is referenced Food, Drug and Mass Merchandisers (“FDM”) or Expanded All Outlets Combined (“xAOC”), which includes FDM plus Walmart, club stores and certain other retailers.

TRADEMARKS AND SERVICE MARKS
The logos, trademarks, trade names and service marks mentioned in this prospectus, including Honey Bunches of Oats®, Pebbles™, Post Selects®, Great Grains®, Post® Shredded Wheat, Golden Crisp®, Alpha-Bits®, Spoon Size® Shredded Wheat, Post® Raisin Bran, Grape-Nuts®, Honeycomb®, Attune®, Uncle Sam®, Erewhon®, Golden Temple™, Peace Cereal®, Sweet Home Farm®, Willamette Valley Granola Company™, Premier Protein®, Joint Juice®, PowerBar®, Musashi®, Dymatize®, Supreme Protein®, Papetti’s®, All Whites®, Better’n Eggs®, Easy Eggs®, Abbotsford Farms®, Simply Potatoes® and Crystal Farms® brands are currently the property of, or are under license by, Post or its subsidiaries. We own or have rights to use the trademarks, service marks and trade names that we use in conjunction with the operation of our business. Some of the more important trademarks that we own or have rights to use that appear in this prospectus may be registered in the United States and other jurisdictions. Each trademark, trade name or service mark of any other company appearing in this prospectus is owned or used under license by such company.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is http://www.postholdings.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 filed with the SEC on November 28, 2014;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2014 and March 31, 2015 filed with the SEC on February 6, 2015 and May 8, 2015, respectively;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 12, 2014, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 30, 2014;

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our Current Reports on Form 8-K filed with the SEC on October 1, 2014, October 10, 2014, October 14, 2014, November 3, 2014, January 26, 2015 (the third, fourth and fifth Form 8-Ks only), January 28, 2015, February 3, 2015, February 4, 2015, March 3, 2015, March 6, 2015, March 10, 2015, March 12, 2015, March 16, 2015, April 6, 2015, May 4, 2015, May 8, 2015 and May 11, 2015;

•	the first Current Report on Form 8-K filed with the SEC on May 19, 2014, except for Exhibit 99.5 (Unaudited Pro Forma Financial Statements of Post Holdings, Inc.);

•	the description of our common stock contained in our Form 10 registration statement which was declared effective January 26, 2012; and

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additional reports filed with the SEC subsequent to the date hereof under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the shares offered hereby or otherwise terminate the offer of the shares (other than information furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K).

Documents incorporated by reference are available from us without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:
Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, MO 63144
Attention: Investor Relations
(314) 644-7600

THE COMPANY
We are a consumer packaged goods holding company, operating in the center-of-the-store, refrigerated, active nutrition and private label food categories. In February 2012, we completed our legal separation via a tax free spin-off from Ralcorp and began trading on the New York Stock Exchange under the ticker symbol “POST.” In 2012, we had a single operating segment, our Post branded ready-to-eat cereal business. As a result of acquisitions, during fiscal 2014 we operated in five reportable segments: Post Foods, Michael Foods, Active Nutrition, Private Brands and Attune Foods. For fiscal 2015, we realigned our organization to operate in three segments: Consumer Brands, Michael Foods Group and Private Label. The Consumer Brands segment includes the Post branded ready-to-eat cereal business, as well as the operations of MOM Brands Company, which we acquired on May 4, 2015, and the active nutrition businesses of Premier Nutrition Corporation, which we acquired in September 2013, and Dymatize Enterprises, LLC, which we acquired in February 2014, as well as the PowerBar and Musashi brands, which we acquired in October 2014. The Michael Foods Group segment is comprised of MFI Holding Corporation, which we acquired in June 2014 and produces value-added egg products, refrigerated potato products and cheese and other dairy case products, as well as the business of Dakota Growers Pasta Company, Inc., which we acquired in January 2014 and manufactures and distributes pasta. The Private Label segment includes the businesses of Golden Boy Foods Ltd., which we acquired in February 2014 and produces private label peanut and other nut butters, as well as dried fruits and snacking nuts, Attune Foods, which produces premium natural and organic granola, cereals and snacks, and American Blanching Company, which we acquired in November 2014 and manufactures peanut butter for national brands, private label retail and industrial markets and provides peanut blanching, granulation and roasting services for the commercial peanut industry.
Our principal executive offices are located at 2503 S. Hanley Road, St. Louis, Missouri 63144, and our telephone number is (314) 644-7600.

RISK FACTORS
Investment in our common stock offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors included in or incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2014, which are filed with the SEC, and any other subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered common stock.
USE OF PROCEEDS
We will not receive any of the proceeds from the sale of shares of common stock by any selling shareholder.

DESCRIPTION OF CAPITAL STOCK
General
Our amended and restated articles of incorporation provide that we may issue up to 300,000,000 shares of common stock. As of May 5, 2015, there were 54,843,957 shares of our common stock issued and outstanding.
Common Stock
Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on the applicable record date on all matters voted on by shareholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the our board of directors with respect to any shares of our preferred stock, the holders of such shares will exclusively possess all voting power. Our articles of incorporation do not provide for cumulative voting in the election of directors.
Dividends. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of our common stock on the applicable record date will be entitled to such dividends as may be declared from time to time by our board of directors from funds available therefor, and upon liquidation will be entitled to receive pro rata all of our assets available for distribution to such holders.
Other Rights. Our articles of incorporation do not provide for any preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. We are able to issue additional shares of common stock without shareholder approval, subject to applicable rules of the NYSE and Missouri law, for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans and equity grants. The existence of unissued and unreserved common stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. We will not solicit approval of our shareholders for issuance of common stock unless our board of directors believes that approval is advisable or is required by applicable stock exchange rules or Missouri law.
Preferred Stock
Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix, by resolution, the voting powers, which may be full or limited or no voting powers, designations, preferences and relative, participating, optional or other special rights and the qualifications and limitations or restrictions thereof of the shares constituting any series, without any further vote or action by the shareholders. Any shares of preferred stock so authorized and issued could have priority over our common stock with respect to dividend and/or liquidation rights. Our board of directors is expressly authorized to determine, for each class or series of preferred stock, the following information:

•	the number of shares constituting such series of preferred stock and the designation thereof;

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the rate and times at which, and the conditions, if any, under which dividends will be payable on shares of that series, the status of those dividends as cumulative or non-cumulative and the priority of payments;

•	the voting rights pertaining to shares of the series;

•	whether or not the shares of the series are convertible into or exchangeable for other securities, including common stock, and the price and other terms and conditions of conversion or exchange;

•	the price or prices, times, terms and conditions upon which the shares of the series may be redeemed;

•	the terms of a sinking fund, if any, to be provided for such shares;

•	the rights which the holders of shares of the series have in the event of our voluntary or involuntary liquidation, dissolution, or winding up;

•	whether to include, from time to time, any additional shares of preferred stock in the series; and

•	any other relative powers, preferences and rights, and any qualifications, limitations or restrictions thereof.
Authorizing the board of directors to establish preferred stock eliminates delays associated with seeking shareholder approval of the creation of a particular class or series of preferred stock. The rights of the holders of common stock will be subject to the rights of holders of any preferred stock issued at any time, including in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging, delaying or preventing an acquisition of us at a price which many shareholders find attractive. These provisions could also make it more difficult for our shareholders to effect certain corporate actions, including the election of directors.
We have issued 2,415,000 shares of our 3.75% Series B Cumulative Perpetual Convertible Preferred Stock, which we refer to as the Series B preferred stock. The Series B preferred stock has a $0.01 par value per share and a $100.00 liquidation value per share and earns cumulative dividends at a rate of 3.75% per annum payable quarterly on February 15, May 15, August 15 and November 15. The Series B preferred stock is non-voting and ranks senior to our outstanding common stock upon our dissolution or liquidation. The Series B preferred stock has no maturity date; however, holders of the preferred stock may convert their preferred stock at an initial conversion rate of 2.1192 shares of our common stock per share of Series B preferred stock, which is equivalent to a conversion price of $47.19 per share of common stock. Additionally, on or after February 15, 2018, we will have the option to redeem some or all the Series B preferred stock at a redemption price equal to 100% of the liquidation preference per share, plus accrued and unpaid dividends if the closing sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period.
We have issued 3,200,000 shares of our 2.5% Series C Cumulative Perpetual Convertible Preferred Stock, which we refer to as the Series C preferred stock. The Series C preferred stock has a $0.01 par value per share and a $100.00 liquidation value per share and earns cumulative dividends at a rate of 2.5% per annum payable quarterly on February 15, May 15, August 15 and November 15. The Series C preferred stock is non-voting and ranks senior to our outstanding common stock upon the Company’s dissolution or liquidation. The Series C preferred stock has no maturity date; however, holders of the preferred stock may convert their preferred stock at an initial conversion rate of 1.8477 shares of our common stock per share of Series C preferred stock, which is equivalent to a conversion price of $54.12 per share of common stock. Additionally, on or after February 15, 2019, we will have the option to redeem some or all the Series C preferred stock at a redemption price equal to 100% of the liquidation preference per share, plus accrued and unpaid dividends if the closing sale price of our common stock has been at least 150% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period.
Certain Provisions of Missouri Law and Our Articles and Bylaws
Amendment of Articles of Incorporation and Bylaws. The General Business Corporation Law of Missouri (“GBCL”) provides that a corporation may amend its articles of incorporation upon a resolution of the board of directors, proposing the amendment and its submission to the shareholders for their approval by the holders of a majority of the shares of common stock entitled to vote. Our articles of incorporation provide that the articles of incorporation may be amended in accordance with and upon the vote prescribed by the laws of the State of Missouri, except that:

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two-thirds of all of the outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter, change or repeal, or adopt any provision inconsistent with the provisions relating to directors, and

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85% of all of the outstanding shares of capital stock then entitled to vote generally in the election of directors voting together as a single class, is required to amend, alter, change or repeal, or adopt any provision inconsistent with the provisions relating to indemnification of directors, officers and certain other persons, or, unless approved by a majority of the board of directors, any provision relating to certain business combinations.

Anti-Takeover Provisions in Our Articles of Incorporation and Bylaws. Some of the provisions in our articles of incorporation and bylaws and Missouri law could have the following effects, among others:

•	delaying, deferring or preventing a change in control of us;

•	delaying, deferring or preventing the removal of our existing management or directors;

•	deterring potential acquirors from making an offer to our shareholders; and

•	limiting our shareholders’ opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.
The following is a summary of some of the provisions in our articles of incorporation and bylaws that could have the effects described above.
Supermajority Voting Requirements for Certain Business Combinations. Our articles of incorporation contain a restriction on transactions defined as “business combinations” (as defined below). No business combination with an “interested shareholder” (as defined below) may be consummated without first being recommended by the board of directors and approved by the affirmative vote of 85% of our then outstanding voting stock of which the interested shareholder is not the beneficial owner. This approval requirement is in addition to any other requirement of law, our articles of incorporation and our bylaws. This approval requirement does not apply to a business combination that:

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has been approved by a majority of our continuing directors, which generally include our directors who were members of our board of directors prior to the time that any interested shareholder became a interested shareholder and any successors of such members who are designated as continuing directors by a majority of our then continuing directors; or

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the consideration paid in the transaction is in cash or in the same form as the interested shareholder previously paid for a majority of shares owned by the interested shareholder, and the value of consideration received is not less than the higher of (i) the highest price paid by the interested shareholder for any shares in the two years immediately preceding the announcement of the business combination or (ii) the market value of the shares on the date the business combination is approved by our board of directors.

“Business combination” generally includes a merger or consolidation, sale or other disposition of a substantial amount of our assets, a plan of liquidation or dissolution of Post, or other transactions involving the transfer, issuance, reclassification or recapitalization of Post securities, in each case benefiting an individual or entity that, together with its affiliates and associates, is the beneficial owner of more than 10% of the outstanding shares entitled to vote in the election of directors. In certain circumstances, our board of directors may approve any of the foregoing in lieu of the super-majority shareholder approval provision. “Interested shareholder” generally includes a person who, together with its affiliates and associates, is the beneficial owners of 20% or more of our then outstanding voting stock.
Other Supermajority Voting Requirements. Generally, all matters on which shareholders vote must be approved by a majority of the voting power represented at the meeting, subject to any voting rights granted to holders of any preferred stock. However, in addition to the supermajority requirement for amendment of our articles of incorporation and certain business combinations discussed above, our articles of incorporation also provide that a director may be removed by shareholders only “for cause” and only by the affirmative vote of (i) two-thirds of all members of our board of directors, and (ii) the holders of at least two-thirds of our voting stock.
Classified Board of Directors. Our articles of incorporation and bylaws provide that our board of directors is divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. Each class holds office until the third annual shareholders’ meeting for election of directors following the most recent election of such class.
Directors, and Not Shareholders, Fix the Size of the Board of Directors. Our articles of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than five nor more than twelve directors. Our board of directors currently contains seven members.
Directors are Removed for Cause Only. Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our articles of incorporation provide that shareholders may remove a director only “for cause” and with the approval of the holders of two-thirds of our outstanding voting stock.
Board Vacancies to Be Filled by Remaining Directors and Not Shareholders. Any vacancy created by any reason prior to the expiration of the term in which the vacancy occurs will be filled only by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor.
Shareholders May Only Act by Written Consent Upon Unanimous Written Consent. Under our bylaws and Missouri law, shareholder action by written consent must be unanimous.
No Special Meetings Called by Shareholders. Our bylaws provide that special meetings may only be called by the chairman of our board of directors, our president, or a majority of the entire board of directors. Only such business will be conducted, and only such proposals acted upon, as are specified in the notice of the special meeting.
Advance Notice for Shareholder Proposals and Nominations. Our bylaws contain provisions requiring that advance notice be delivered to Post of any business to be brought by a shareholder before an annual meeting and providing for procedures to be followed by shareholders in nominating persons for election to our board of directors. Ordinarily, the shareholder must give notice not less than 90 days nor more than 120 days prior to the date of the first anniversary of the prior year’s annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such date, notice by the shareholder must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of the annual meeting is first made. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.
Amendment of Bylaws. Our articles of incorporation and bylaws provide that only two-thirds of the entire board of directors may amend the bylaws.
Missouri Statutory Provisions. Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.
Business Combination Statute. Missouri law contains a “business combination statute” which is similar to the provision in our articles of incorporation and restricts certain “business combinations” (as defined below) between us and an “interested shareholder” (as defined below) or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board of directors on or before the date the interested shareholder obtains such status.
The statute also provides that, after the expiration of such five-year period, business combinations are prohibited unless:

•
the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, or any affiliate or associate of such interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.
A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that generally increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so. The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.
Control Share Acquisition Statute. Missouri also has a “control share acquisition statute.” This statute may limit the rights of a shareholder to vote some or all of his shares. Generally, a shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), will lose the right to vote some or all of his shares in excess of such percentage unless the shareholders approve the acquisition of such shares.
In order for the shareholders to grant approval, the acquiring shareholder must meet disclosure requirements specified in the statute. In addition, a majority of the outstanding shares entitled to vote must approve the acquisition. Furthermore, a majority of the outstanding shares entitled to vote, but excluding all “interested shares,” such as shares held by the acquiring shareholder or employee directors and officers, must approve the acquisition.
Not all acquisitions of shares constitute control share acquisitions. The following acquisitions do not constitute control share acquisitions:

•	good faith gifts;

•	transfers in accordance with wills or the laws of descent and distribution;

•	purchases made in connection with an issuance by us;

•	purchases by any compensation or benefit plan;

•	the conversion of debt securities;

•
acquisitions pursuant to a binding contract whereby the holders of shares representing at least two-thirds of our voting power agree to sell their shares to the acquirer, provided that such holders act simultaneously and the transaction is not pursuant to or in connection with a tender offer;

•	acquisitions pursuant to the satisfaction of some pledges or other security interests created in good faith;

•	mergers involving us which satisfy other specified requirements of the GBCL;

•	transactions with a person who owned a majority of our voting power within the prior year; or

•
purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder prior to the sale.

Takeover Bid Disclosure Statute. Missouri’s “takeover bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.
Transfer Agent
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

SELLING SHAREHOLDERS
We may register securities covered by this prospectus for re-offers and resales by any selling shareholders named in a prospectus supplement. We are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, which allows us to add secondary sales of shares of our common stock by any selling shareholders by filing a prospectus supplement with the SEC. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. Selling shareholders may resell all, a portion or none of their shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. We will provide a prospectus supplement naming the selling shareholders, the amount of securities to be registered and sold and any other terms of the securities being sold by the selling shareholders.

PLAN OF DISTRIBUTION
General
The selling shareholders may sell the shares of our common stock covered by this prospectus using one or more of the following methods:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of the sale;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	underwriters in a public offering;

•	short sales (including short sales “against the box”);

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
To the extent required by law, or otherwise necessary or appropriate, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling shareholders may include the following information to the extent required by law:

•	the name or names of the selling shareholders and the amounts to be sold by them;

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriter compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed, reallowed or paid to dealers.
The selling shareholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of common stock, underwriters may receive compensation from the selling shareholders, for whom they may act as agents, in the form of discounts, concessions or commissions.

Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.
If the selling shareholders use an underwriter or underwriters to effectuate the sale of shares of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of common stock, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.
In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.
The selling shareholders may also sell shares of our common stock from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.
The selling shareholders may sell shares of our common stock directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.
Any underwriters, broker-dealers or agents that participate in the sale of the selling shareholders’ shares of common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the selling shareholders.
We are not aware of any plans, arrangements or understandings between any of the selling shareholders and any underwriter, broker−dealer or agent regarding the sale of the shares of our common stock by the selling shareholders. We cannot assure you that the selling shareholders will sell any or all of the shares of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling shareholders will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Moreover, shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling shareholders.
The number of a selling shareholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling shareholder’s shares will otherwise remain unchanged. In addition, a selling shareholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling shareholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.
Indemnification
We and the selling shareholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and/or the selling shareholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.
Price Stabilization and Short Positions
If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with an offering (that is, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS
Lewis Rice LLC, St. Louis, Missouri, will pass upon certain legal matters in connection the validity of the common stock.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Current Report on Form 8-K filed May 11, 2015 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of Dakota Growers Pasta Company, Inc., Dymatize Enterprises, LLC, Golden Boy Foods Ltd., and MFI Holding Corporation due to their acquisition by Post Holdings, Inc. during fiscal 2014) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of MFI Holding Corporation, consisting of the consolidated balance sheets as of December 29, 2012 and December 28, 2013 and the related consolidated statements of earnings and comprehensive income, shareholders’ equity and cash flows for the three years in the period ended December 28, 2013, incorporated in this prospectus supplement by reference to our first Current Report on Form 8-K filed on May 19, 2014, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report incorporated herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(1)(2)

(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.
The articles of incorporation of Post Holdings, Inc. limit the liability of our directors to the company and our shareholders to the fullest extent permitted by Missouri law. Under Missouri law, a corporation may indemnify any person made or threatened to be made a party to any legal proceeding, including any suit by or in the name of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in any such capacity with respect to another enterprise, against expenses and other amounts reasonably incurred by him or her in connection with such legal proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, no indemnification may be made in respect to any claim brought by or in the name of the corporation as to which such person is adjudged to be liable to the corporation unless and only to the extent that a proper court determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. A corporation is required to indemnify its directors, officers, employees or agents to the extent that such persons have been successful in defending an action, suit or proceeding or any claim, issue or matter therein. Post’s articles of incorporation contain provisions indemnifying its directors and officers to the fullest extent permitted by Missouri law. The indemnification permitted under Missouri law is not exclusive of any other rights to which these persons may be entitled.
In addition, we maintain directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.
We have entered into indemnification agreements with our directors and certain executive officers. These agreements contain provisions that may require us, among other things, to indemnify these directors and executive officers against certain liabilities that may arise because of their status or service as directors or executive officers and advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
At present there is no pending litigation or proceeding involving any director or officer as to which indemnification is required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 16.	Exhibits.
Reference is made to the Index of Exhibits filed as part of this registration statement.

Item 17.	Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of  the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv)    Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on May 11, 2015.

POST HOLDINGS, INC.

By:	/s/ Robert V. Vitale
Name:	Robert V. Vitale
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Diedre J. Gray and Jeff A. Zadoks, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William P. Stiritz	Executive Chairman and Chairman of the Board of Directors (principal executive officer)	May 11, 2015
William P. Stiritz

/s/ Robert V. Vitale	Director, President and Chief Executive Officer (principal executive officer)	May 11, 2015
Robert V. Vitale

/s/ Jeff A. Zadoks	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	May 11, 2015
Jeff A. Zadoks

/s/ Jay W. Brown	Director	May 11, 2015
Jay W. Brown

/s/ Edwin H. Callison	Director	May 11, 2015
Edwin H. Callison

/s/ Gregory L. Curl	Director	May 11, 2015
Gregory L. Curl

/s/ Robert E. Grote	Director	May 11, 2015
Robert E. Grote

/s/ David P. Skarie	Director	May 11, 2015
David P. Skarie

INDEX TO EXHIBITS
Exhibit
No.        Description

+1.1	Form of Underwriting Agreement

*2.1
Separation and Distribution Agreement dated as of February 2, 2012 by and among Ralcorp Holdings, Inc., the Registrant and Post Foods, LLC (Incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed on February 8, 2012)

*2.2
Transition Services Agreement dated as of February 3, 2012 by and between Ralcorp Holdings, Inc. and the Registrant (Incorporated by reference to Exhibit 2.2 to the Registrant’s Form 8-K filed on February 8, 2012)

*2.3
Employee Matters Agreement dated as of February 3, 2012 by and between Ralcorp Holdings, Inc. and the Registrant (Incorporated by reference to Exhibit 2.3 to the Registrant’s Form 8-K filed on February 8, 2012)

*2.4
Contribution Agreement dated as of February 3, 2012 by and between Ralcorp Holdings, Inc. and the Registrant (Incorporated by reference to Exhibit 2.4 to the Registrant’s Form 8-K filed on February 8, 2012)

*‡2.5
Agreement and Plan of Merger dated as of August 1, 2013 by and among the Registrant, Post Acquisition Sub II, Inc., Premier Nutrition Corporation and Kristopher Wood (Incorporated by reference to Exhibit 2.5 to the Registrant’s Form 10-K filed on November 27, 2013)

*‡2.6
Stock Purchase Agreement by and between Viterra Inc. and the Registrant dated as of September 15, 2013 (Incorporated by reference to Exhibit 2.5 to the Registrant’s Form 10-K filed on November 27, 2014)

*‡2.7
Share Purchase Agreement, dated as of December 7, 2013, by and among Tricor Pacific Capital Partners (Fund IV), Limited Partnership, Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership, The Manufacturer’s Life Insurance Company, Richard Harris, 0987268 B.C. LTD, Post Holdings, Inc. and Tricor Pacific Capital Partners (Fund IV), ULC (Incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed on December 9, 2013)

*‡2.8
Securities Purchase Agreement, dated as of December 8, 2013, by and among Dymatize Enterprises, LLC, TA/DEI-A Acquisition Corp., TA/DEI-B-1 Acquisition Corp., TA/DEI-B-2 Acquisition Corp., TA/DEI-B-3 Acquisition Corp., each of the persons identified as a “TA Fund” on Appendix I to the Securities Purchase Agreement, Imperial Capital, LLC, Dymatize Management Holdings, Inc., Dymatize Enterprises Equity Plan, LLC, TA Associates Management, L.P., Post Acquisition Sub III, LLC and Post Holdings, Inc. (Incorporated by reference to Exhibit 2.2 to the Registrant’s Form 8-K filed on December 9, 2013)

*‡2.9
Stock and Asset Purchase Agreement, dated as of February 3, 2014, by and among Gerber Products Company, Nestlé Australia Ltd, Nestlé Deutschland AG, Post Acquisition Sub IV, Inc., Post Australia Pty Ltd and Post Holdings, Inc. (Incorporated by reference to Exhibit 2.5 to the Registrant’s Form 10-Q filed on May 9, 2014)

*‡2.10
Intellectual Property Purchase and License Agreement, dated as of February 3, 2014, by and among Société des Produits Nestlé S.A., Nestec S.A., Post Acquisition Sub IV, Inc. and Post Holdings, Inc. (Incorporated by reference to Exhibit 2.6 to the Registrant’s Form 10-Q filed on May 9, 2014)

*‡2.11
Agreement and Plan of Merger among Post Holdings, Inc., Acquisition Sub, Inc., MFI Holding Corporation and GS Capital Partners VI Fund, L.P. dated as of April 16, 2014 (Incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed on April 17, 2014)

*‡2.12
Stock Purchase Agreement by and among American Blanching Company, ABC Peanut Butter, LLC, Nuts Distributor of America Inc. and Post Holdings, Inc. dated as of August 7, 2014 (Incorporated by reference to Exhibit 2.12 to the Registrant’s Form 10-K filed on November 28, 2014)

*‡2.13
Agreement and Plan of Merger among Post Holdings, Inc., Acquisition Sub, Inc., MOM Brands Company and Shareholder Representative Services LLC dated as of January 25, 2015 (Incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed on January 26, 2015)

*4.1
Indenture dated as of February 3, 2012 by and among the Registrant, the Guarantors (as defined) and Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on February 8, 2012)

*4.2
Certificate of Designation, Preferences and Rights of 3.75% Series B Cumulative Perpetual Convertible Preferred Stock (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on February 26, 2013)

*4.3
Indenture dated as of November 18, 2013 by and among the Registrant, the Guarantors (as defined) and Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on November 18, 2013)

*4.4
Certificate of Designation, Preferences and Rights of 2.5% Series C Cumulative Perpetual Convertible Preferred Stock (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on December 16, 2013)

*4.5	Senior Indenture dated May 28, 2014, between Post Holdings, Inc. and U.S. Bank National Association (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on May 28, 2014)

*4.6
First Supplemental Indenture, dated May 28, 2014, between Post Holdings, Inc. and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed on May 28, 2014)

*4.7
Purchase Contract Agreement, dated May 28, 2014, between Post Holdings, Inc. and U.S. Bank National Association (Incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-K filed on May 28, 2014)

*4.8
Indenture dated as of June 2, 2014 by and among the Registrant, the Guarantors (as defined) and Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on June 2, 2014)

5.1	Opinion of Lewis Rice LLC

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Lewis Rice LLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages)

+	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
*	Incorporated by reference.
‡
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.